united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2014 (March 20, 2014)

internet america, INC.

(Exact name of registrant as specified in its charter)

Texas	001-25147	86-0778979
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6210 Rothway Street, Suite 100 Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

    (713) 968-2500

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 20, 2014, Steve G Mihaylo notified Internet America, Inc. (“Company”) that he was resigning effective immediately on such date from his position as a member of the board of directors (“Board”) and from all committees. Mr. Mihaylo indicated his resignation is not due to any disagreements with the Company or any of its operations, policies or practices.

Item 8.01 Other Events

Substantially concurrent with Mr. Mihaylo’s resignation, the Company received a letter from Crexendo (AMEX: EXE), of which Mr. Mihaylo is Chairman and CEO, expressing Crexendo’s interest in acquiring all of the outstanding shares of stock of Internet America at a price of $.80 per share, payable in shares of Crexendo’s common stock. The Company’s Board of Directors has engaged legal counsel and is in the process of engaging a financial advisor, in each case to assist the Board in evaluating the Company’s strategic alternatives in light of Crexendo’s expressed interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2014

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr. Chief Executive Officer